Exhibit 21.1

SUBSIDIARIES OF STATION CASINOS, INC.

Palace Station Hotel & Casino, Inc.

Boulder Station, Inc.

Texas Station, LLC

Sunset Station, Inc.

Santa Fe Station, Inc.

Fiesta Station, Inc.

Rancho Station, LLC

Lake Mead Station, Inc.

Tropicana Station, Inc.

Charleston Station, LLC

Magic Star Station, LLC

Gold Rush Station, LLC

Palm Station, LLC

Fiesta Palms, LLC (6.7% ownership)

Green Valley Station, Inc.:

Town Center Amusements, Inc.

d.b.a. Barley’s Casino & Brewing Company (50% ownership)

Greens Café, LLC

d.b.a The Greens (50% ownership)

GV Ranch Station, Inc.:

Green Valley Ranch Gaming, LLC (50% ownership)

Aliante Station, LLC:

Aliante Holding, LLC (50% ownership)

Durango Station, Inc.

Front Street Station, LLC

Station Casino Red Rock Residential, LLC:

Red Rock Residential, LLC (80% ownership)

Station Holdings, Inc.

Town Center Station, LLC

Carey Station Holdings, LLC

Fiesta Station Holdings, LLC

Lake Mead Station Holdings, LLC

Vista Holdings, LLC

Centerline Holdings, LLC

Station California, LLC

Station Development, LLC